UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): February 21, 2017

CIVISTA BANCSHARES, INC.

(Exact name of registrant as specified in its charter)

Ohio	001-36192	34-1558688
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

100 East Water Street

Sandusky, Ohio 44870

(Address of principal executive offices)

(419) 625-4121

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13(e)-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 21, 2017, Civista Bancshares, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Keefe, Bruyette & Woods, Inc. and Sandler O’Neill & Partners, L.P. (the “Representatives”), as representatives of the several underwriters named therein (the “Underwriters”), relating to the public offer and sale of 1,400,000 common shares, without par value, of the Company (the “Common Shares”), at a public offering price of $21.75 per share. Pursuant to the Underwriting Agreement, the Company also granted the Underwriters an option to purchase up to an additional 210,000 Common Shares, and, as of this time, the Underwriters have not elected to exercise the option. The Company estimates that the net proceeds from the offering will be approximately $28.5 million, after deducting underwriting discounts and commissions and estimated offering expenses that are payable by the Company. The offering is expected to close on or about February 24, 2017, subject to satisfaction of customary closing conditions.

The offer and sale of the common shares were registered under the Securities Act of 1933, as amended, pursuant to a shelf registration statement on Form S-3 (File No. 333-205828) which was first filed with the Securities and Exchange Commission on July 23, 2015 (the “Registration Statement”). The offer and sale of the common shares are described in the Company’s prospectus, constituting a part of the Registration Statement, as supplemented by a final prospectus supplement dated February 21, 2017.

The Underwriting Agreement contains customary representations, warranties and covenants between the parties, conditions to closing, indemnification obligations and termination provisions. These representations, warranties and covenants contained in the Underwriting Agreement: (i) were made only for purposes of the Underwriting Agreement and as of specific dates; (ii) were solely for the benefit of the parties to the Underwriting Agreement; (iii) may be subject to limitations agreed upon by the contracting parties, including being qualified by confidential disclosures exchanged between the parties in connection with the execution of the Underwriting Agreement; and (iv) are not representations of factual information to investors about the Company or its subsidiaries. The foregoing description of the Underwriting Agreement is qualified in its entirety by reference to the full text of the Underwriting Agreement, a copy of which is attached as Exhibit 1.1 to this Current Report on Form 8-K (the “Report”) and is incorporated herein by reference.

Pursuant to the Underwriting Agreement, directors and executive officers of the Company entered into agreements providing for a 90-day “lock-up” period with respect to sales of specified securities of the Company, subject to certain exceptions.

Certain of the Underwriters and their affiliates have provided, and may in the future provide, various investment banking, commercial banking and other financial services for the Company and its affiliate, for which they have received, and may in the future receive, customary fees.

Item 8.01	Other Events.

On February 21, 2017, the company issued a press release announcing the pricing of common shares in the offering and an expected closing date of February 24, 2017. A copy of that press release is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated February 21, 2017, among Civista Bancshares, Inc., Keefe Bruyette & Woods, Inc., and Sandler O’Neill & Partners, L.P. as representatives of the underwriters named therein

5.2	Opinion of Tucker Ellis LLP

23.1	Consent of Tucker Ellis LLP (included in Exhibit 5.2)

99.1	Press Release dated February 21, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 21, 2017

CIVISTA BANCSHARES, INC.

By:	/s/ Todd A. Michel
Todd A. Michel,
Senior Vice President and Controller

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

1.1	Underwriting Agreement, dated February 21, 2017, among Civista Bancshares, Inc., Keefe Bruyette & Woods, Inc., and Sandler O’Neill & Partners, L.P. as representatives of the underwriters named therein

5.2	Opinion of Tucker Ellis LLP

23.1	Consent of Tucker Ellis LLP (included in Exhibit 5.2)

99.1	Press release, dated February 21, 2017

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